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                                  Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

                          INDEPENDENT AUDITORS' CONSENT


Board of Directors
Long Island Financial Corp.

We consent to incorporation by reference in the Registration Statement (No. 333-86111) on Form S-8/A of Long Island Financial Corp. of our report dated January 25, 2002, relating to the consolidated balance sheets of Long Island Financial Corp. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report is incorporated by reference in the December 31, 2001 Annual Report on Form 10-K of Long Island Financial Corp.


                                                  /s/KPMG LLP

KPMG LLP
Melville, New York
June 4, 2002